Exhibit 5.1

To Technip Energies N.V. 6-8 Allée de l’Arche Faubourg de l’Arche 92400 Courbevoie France

Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F + 31 20 577 1775
Date 9 February 2021		Gaby Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446 F +31 20 577 1775

Our ref.	M36444484/3/20705883/thlh

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation, the Deed of Conversion and Amendment, the Deed of Amendment and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the Trade Register Extract;

(iii)	a copy of each Power of Attorney; and

(iv)	the Shareholders Register.

(c)	A copy of each Corporate Resolution.

(d)	A copy of:

(i)	the Description;

(ii)	each Deed of Issue; and
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(iii)	the Contribution Agreement.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:
(a)
(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	Each Corporate Resolution, the Description and each Deed of Issue remains in force without modification.

(c)	Each Power of Attorney:

(i)	has been signed by authorized representatives; and

(ii)	remains in force without modification;

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign the Deed of Issue on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(d)	The Registration Shares have been validly accepted by TechnipFMC.

(e)	The contribution made on the Registration Shares, has been made in accordance with each Deed of Issue and the Contribution Agreement.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:

(a)	The Registration Shares have been validly issued and are fully paid and nonassessable[1].

6	QUALIFICATIONS

(a)
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

1 In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

7	RELIANCE

(a)
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)
the agreements in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them; and

(iii)	this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Gaby Smeenk
Gaby Smeenk

Annex – Definitions

          In this opinion:

          “BW” means the Civil Code (Burgerlijk Wetboek).

          “Contribution Agreement” means the agreement dated 31 January 2021 between the Issuer and TechnipFMC.

          “Corporate Resolution” means each of:

(a)
a written resolution of the Issuer’s stated sole shareholder TechnipFMC dated 31 January 2021 to issue 4,499,999 ordinary shares, nominal value EUR 0.01 each, in the Issuer’s share capital to TechnipFMC in accordance with the Deed of Issue I (the “First Issue Shares”), and to authorize each and every lawyer working with De Brauw to execute the Deed of Conversion and Amendment;

(b)
a written resolution of the Issuer’s management board (raad van bestuur) dated 31 January 2021 to enter into the Contribution Agreement and the Deed of Issue I and to accept the contribution on the First Issue Shares in accordance with the Contribution Agreement and the Deed of Issue I;

(c)	a written resolution of the Issuer’s stated sole shareholder TechnipFMC dated 6 February 2021 to

(i)	amend the Issuer’s articles of association in accordance with the Deed of Amendment;

(ii)
issue 179,813,880 ordinary shares, nominal value EUR 0.01 each, in the Issuer’s share capital to TechnipFMC in accordance with the Deed of Issue II (the “Second Issue Shares”), subject to the amendment of the Issuer’s articles of association, in accordance with the Deed of Amendment; and

(iii)	authorize each lawyer and paralegal employed by De Brauw to execute the Deed of Amendment;

(d)
a written resolution of the Issuer’s management board (raad van bestuur) dated 6 February 2021 to enter into the Deed of Issue II in order to issue the Second Issue Shares which shares shall be paid up by charging the Issuer’s freely distributable reserves (retained earnings) in accordance with the Deed of Issue II.

          “De Brauw” means De Brauw Blackstone Westbroek N.V.

          “Deed of Amendment” means the deed of amendment of the Issuer’s articles of association dated 6 February 2021.

          “Deed of Conversion and Amendment” means the notarial deed of conversion and amendment of the articles of association (akte van omzetting en statutenwijziging Technip Energies B.V. (na omzetting genaamd: Technip Energies N.V.)) dated 31 January 2021 whereby the Issuer was converted from a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) into a public limited liability company (naamloze vennootschap).

          “Deed of Issue” means each of:

(a)	the Deed of Issue I; and

(b)	the Deed of Issue II.
          “Deed of Issue I” means the notarial deed of issue dated 31 January 2021 providing for the issue of the First Issue Shares to TechnipFMC.

          “Deed of Issue II” means the deed of issue dated 6 February 2021 providing for the issue of the Second Issue Shares to TechnipFMC.

          “Description” means the description as referred to in article 2:204b (1) BW drawn up by the management board of the Issuer and dated 31 January 2021, attached as schedules 1 through 4 to the Contribution Agreement.

          “Dutch law” means the law directly applicable in the Netherlands.

          “First Issue Shares” is defined in the definition of “Corporate Resolution”.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

          “Issuer” means Technip Energies N.V., with seat in Amsterdam, the Netherlands, Trade Register number 76122654.

          “Power of Attorney” means each of:

(a)	a power of attorney granted by the Issuer to each lawyer and paralegal working with De Brauw and dated 30 January 2021;

(b)	a power of attorney granted by TechnipFMC to each lawyer and paralegal working with De Brauw and dated 30 January 2021;

(c)	a power of attorney granted by the Issuer to each lawyer and paralegal working the Brauw and dated 5 February 2021;

(d)	a power of attorney granted by TechnipFMC to each lawyer and paralegal working with De Brauw and dated 5 February 2021 and

(e)	the powers of attorney as included in the definition of “Corporate Resolution” under (a) and (c)(iii).

          “Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

          “Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

          “Registration Shares” means the First Issue Shares and the Second Issue Shares registered with the SEC pursuant to the Registration.

          “Registration Statement” means the registration statement on form F-1 originally filed with the SEC on 10 November 2020, as amended as of its effective date, expected to be 11 February 2021, in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

          “SEC” means the U.S. Securities and Exchange Commission.

          “Second Issue Shares” is defined in the definition of “Corporate Resolution”.

          “Securities Act” means the U.S. Securities Act of 1933, as amended.

          “Shareholders Register” means the Issuer’s shareholders register.

          “TechnipFMC” means TechnipFMC plc, with seat in London, United Kingdom, registered with the Registrar of Companies for England and Wales under number 09909709.

          “the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

          “Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 8 February 2021.